                                Exhibit 99.2

                         CERTIFICATION PURSUANT TO
                          18 U.S.C. SECTION 1350,
                           AS ADOPTED PURSUANT TO
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection  with the  Quarterly  Report of Frontier  Airlines,  Inc. (the
“Company”)  on Form 10-K for the period  ending  March 31, 2003 as filed with  the  Securities  and  Exchange  Commission  on the  date  hereof  (the
“Report”),  I.  Paul  H.  Tate,  Chief  Financial  Officer  of the  Company,
certify,  pursuant to 18 U.S.C.§1350, as adopted  pursuant to §906 of the
Sarbanes-Oxley Act of 2002, that:

(1)      The Report fully complies with the requirements of section 12(a) or 15(d) of the
Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Paul H. Tate